                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF YOCCA PATCH & YOCCA]


                                November 27, 2000


Dense-Pac Microsystems, Inc.
7321 Lincoln Way
Garden Grove, CA 92641

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         Dense-Pac Microsystems, Inc., a California corporation (the "Company"), proposes to file a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act") with the Securities and Exchange Commission (the "Commission") on or about November 27, 2000 for the purpose of registering an aggregate of 884,167 shares of Common Stock owned by certain of its stockholders (the "Common Stock").

         In our capacity as your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale of the Common Stock.

         In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the genuineness of all signatures. We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action and have been executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

         Based upon the foregoing and the compliance with applicable state securities laws and the additional proceedings to be taken by the Company as referred to above, we are of the opinion that the Common Stock is validly issued, fully paid and nonassessable.

         Our opinions herein are limited to the effect on the subject transaction of United States Federal law and the General Corporation Law of the State of California. We assume no responsibility regarding the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the caption "Legal Matters" in the report which is a part of the Registration Statement.

                                         Very truly yours,


                                         Yocca Patch & Yocca




                                    Page 26